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                                                                   EXHIBIT 10.16


                           NON-COMPETITION AGREEMENT


       This NON-COMPETITION AGREEMENT (this "Agreement"), made as of this 3rd day of July, 1995 by and among Randall Fojtasek (the "Seller") and Fojtasek/Heritage Acquisition Company, a Delaware corporation (the "Company"),

       WHEREAS, the Company and the Seller are parties to a Stock Purchase Agreement, dated as of July 3rd, 1995 (the "Stock Purchase Agreement"), pursuant to which the Company will purchase all of the outstanding capital stock (the "Stock") of Fojtasek Companies, Inc., a Texas corporation ("Fojtasek");

       WHEREAS, the Seller is a principal stockholder of Fojtasek, has been an adviser to Fojtasek, has been involved in key management decisions concerning Fojtasek and has been given access to confidential and proprietary information relating to Fojtasek's business; and

       WHEREAS, the Company seeks to protect its investment in the business and goodwill of Fojtasek, and is not willing to purchase the Stock unless the Seller agrees to be bound by the non-competition provisions contained in this Agreement.

       NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

       Section 1. NON-COMPETITION. The Seller acknowledges that the covenants and agreements in this Section 1 are a condition precedent to both the Company's obligation to purchase the Stock from the Seller and the Seller's obligation to sell the Stock to the Company under the Stock Purchase Agreement, and that the Company would not purchase and the Seller would not sell the Stock, but for the Seller's agreements herein. The Seller and the Company acknowledge that the Company will sell products to customers located in markets throughout the world and that engagement by the Seller in the Designated Industry (as hereinafter defined) anywhere in the world could cause the Company irreparable damage. For a period of five (5) years after the date hereof (the "Restricted Period"), the Seller will not (a) engage in the Designated Industry anywhere in North America, directly or indirectly, alone or as a shareholder, partner, officer, director, employee or consultant of any other business organization, (b) divert to any competitor of the Company in the Designated Industry any customer of the Company, or (c) solicit or encourage any officer, employee or consultant of the Company to leave its employ for employment by or with the Seller or any competitor of the Company. The foregoing restriction shall not prevent the Seller from owning five percent (5%) or less of the equity securities of any publicly traded company. For purposes of this Section 1, the term "Designated Industry" shall mean the business of manufacturing or distributing aluminum, wood, or vinyl windows or doors. If at any time the provisions of this Section 1 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 1 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Seller agrees that this Section 1 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.
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       Section 2.    CONFIDENTIAL INFORMATION.  The Seller recognizes and
acknowledges that certain of the assets of Fojtasek, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable, special, and unique assets of Fojtasek. During the Restricted Period, the Seller shall not disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as required by law, unless and until such Confidential Information becomes publicly known or available other than as a consequence of the breach by the Seller of his confidentiality obligations hereunder.

       Section 3. NON-COMPETITION FEE. In consideration of the Seller's non-competition and other agreements set forth in this Agreement, the Company agrees to pay to the Seller a fee of $2,000,000 at the Closing under the Stock Purchase Agreement.

       Section 4. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

              If to the Company, to:

                            Fojtasek/Heritage Acquisition Company
                            c/o Heritage Partners, Inc.
                            30 Rowes Wharf, Suite 300
                            Boston, Massachusetts  02110

                            Attention:  T. Brook Parker

              With a copy sent contemporaneously to:

                            Robert M. Wolf, Esq.
                            Bingham, Dana & Gould
                            150 Federal Street
                            Boston, Massachusetts  02110

              If to the Seller, to:

                            Randall Fojtasek
                            3801 Maplewood
                            Dallas, Texas  75205
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                     With a copy sent contemporaneously to:

                            O. Haynes Morris, Jr., Esq.
                            Adair, Morris & Osborn
                            1201 Main Street, Suite 835
                            Dallas, Texas  75202-3982

       Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when received, (c) if mailed, three
(3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

       Section 5. CONSENT TO SERVICE OF PROCESS. Each party hereto agrees that service of process upon it in any suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 4.

       Section 6. REMEDIES. The Seller acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the even of a breach or threatened breach by the Seller of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided that nothing in this Section 6 shall restrict the Seller from opposing any such action. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach. For purposes of this Section 6, "threatened breach" shall mean any indication, verbal or otherwise, of the Seller's intention to breach, or of the Seller's impending breach of, any of the provisions of this Agreement.

       Section 7. SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

       Section 8. WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

       Section 9. COUNTERPARTS. This Agreement may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

       Section 10. ASSIGNMENT; RIGHTS OF PARTIES. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them. The Seller acknowledges that upon completion of the purchase by the Company of all of the capital stock of Fojtasek pursuant to the Stock Purchase Agreement, the Company will merge with and into
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Fojtasek and Fojtasek will thereupon succeed to the rights of the Company hereunder and shall thereafter be entitled to enforce the provisions hereof as if it were the Company.

       Section 11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Company and the Seller, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

       Section 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.